UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 22, 2006
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On September 6, 2006, HP filed a Current Report on Form 8-K to provide information relating to the investigation of leaks of confidential information from meetings of the HP Board of Directors and subsequent events.  Since the filing of the September 6th Form 8-K, HP, with the assistance of outside counsel, has conducted an in-depth review of the events surrounding the investigation of the board leaks in order to obtain a more comprehensive understanding of the underlying facts.  HP is filing this Form 8-K in order to supplement the disclosures included in the September 6th Form 8-K.

Kona I

•      The first phase of the leak investigation, referred to as Kona I, was commenced in early 2005 in response to a series of leaks of confidential company information.  HP Chairman Patricia Dunn contacted Security Outsourcing Solutions, Inc. (“SOS”) to perform investigative work. HP had a longstanding contractual relationship with SOS.

•      For the first month or so of the investigation, Ms. Dunn worked directly with Ron DeLia from SOS. The investigation focused on attempting to find the source of the leaks to various Business Week, Wall Street Journal and New York Times journalists.

•      Two months after the commencement of Kona I, HP Global Security was brought in to assist with the investigation.

•      On June 15, 2005, Ms. Dunn and Ann Baskins, HP General Counsel, attended a telephonic meeting with Mr. DeLia where the term “pretext” was mentioned.

•      At a July 22, 2005, meeting, SOS reported on the findings of the investigation. We believe that meeting was attended by Ms. Dunn; Ms. Baskins; Jim Fairbaugh, Tony Gentilucci, and Kevin Huska from HP Global Security; and Mr. DeLia.  Mark Hurd, HP CEO and President, also briefly attended a portion of the meeting.

•      Kona I concluded in the late summer of 2005 without uncovering the source of the leaks.

Kona II

•      In late January of 2006, there were leaks of confidential information from a January 2006 board meeting that appeared in a January 23, 2006 CNET story.  The investigation resumed following these additional leaks.

•      The core investigative team behind Kona II was Mr. DeLia, Mr. Gentilucci, Vincent Nye of HP Global Security, Fred Adler of the HP IT Security Team, and Kevin Hunsaker, HP Senior Counsel.

•      Mr. Hunsaker directed the Kona II investigation for HP.

•      Ms. Dunn, Mr. Hurd, Ms. Baskins and Mr. Fairbaugh were made aware that the Kona II team was assembled and was beginning to identify the source of the leaks.

•      Over the next three months, regular updates were provided by members of the investigation team to Ms. Dunn and, to a lesser extent, to Ms. Baskins.

•      During the course of Kona II, certain members of the investigation team provided assurances that the techniques being used in the investigation were legal. Those assurances came from, among others, Mr. Hunsaker, SOS and SOS’s outside legal counsel in Massachusetts.

•      In March 2006, the Kona II team prepared a draft report of the investigation that was addressed to Ms. Dunn, Mr. Hurd and Ms. Baskins. The report identified the source of the leaking and outlined the investigative techniques employed – including “pretexting” – with assurances that those techniques were lawful.

•      In April 2006, HP provided a copy of the draft report to its outside corporate counsel for review and comment. The results of the investigation were reported at the May 18, 2006, board meeting.  On May 24th, Mr. Hunsaker produced a final report of the investigation.

Investigative techniques used

•      Four principal methods were used to conduct the investigation: obtaining telephone and facsimile call information through “pretexting;” the use of social security numbers to obtain phone call information through “pretexting;” sending an e-mail that had an attached tracing mechanism; and the surveillance of individuals.

•      These techniques were used in addition to traditional investigatory techniques, such as the review of other articles written by the journalists with access to the source of the leak and a search of HP internal records.

Obtaining telephone call information through “pretexting”

•      Information regarding hundreds of telephone calls was obtained through “pretexting.”

•      We believe that SOS, directly or indirectly, obtained telephone (landline or cell) or facsimile call information through “pretexting” for two current HP employees, seven former or current HP board members (or their family members), and nine journalists (or their family members of some journalists).  We believe that this activity was conducted by an outside investigator.

Use of social security numbers in order to obtain records and the involvement of HP employees in the “pretexting”

•      In January 2006, a member of the core investigation team -– Tony Gentilucci –- provided an HP employee’s social security number to SOS.  We believe this was done for the purpose of obtaining telephone call information through “pretexting.”

•      In addition, in January 2006, SOS obtained and transmitted social security numbers to Action Research Group (ARG), the subcontractor SOS used to assist it in the investigation.  We believe this was done for the purpose of obtaining telephone call information through “pretexting.” We have not yet ascertained what involvement, if any, HP employees had in obtaining and/or transmitting these social security numbers to SOS.

•      At this point in our investigation, we believe that social security numbers were used for three journalists, three current or former HP board members, and one HP employee.

•      We believe that, in March of 2006, SOS obtained and transmitted the social security number of one other journalist for the express purpose of obtaining telephone call information.  We have not yet ascertained what involvement, if any, HP employees had in obtaining and/or transmitting this information to SOS.

Tracer

•      In January 2006, the investigation team created an e-mail account with a fictitious name and used that e-mail account to send an e-mail containing a “tracer” to a journalist (a tracer can be used to obtain other information, such as IP addresses, of persons who download the tracer).  The objective of the investigation team was to determine whether the journalist would forward the e-mail to her source and ultimately to determine the source of the leaks of HP confidential information.

•      The investigation team prepared the e-mail account and message so that the message appeared to be coming from a disgruntled senior executive who was willing to share information with the journalist.  The e-mail to the journalist provided what appeared to be confidential information.

•      At this point in our investigation, we believe the evidence suggests that the investigation team never received any confirmation that the tracer was activated, even though it did receive e-mail messages from the journalist.

•      The concept of sending the misinformation to the reporter and the content of the misinformation to be contained in the message of the e-mail was approved by Mr. Hurd, but we do not believe that Mr. Hurd approved the use of the tracer.

Surveillance

•      Members of SOS engaged in physical surveillance.

•      In January 2006, SOS had an investigator conduct surveillance of a board meeting to determine if any journalists were seen at or around the site of the board meeting.

•      In late January into early February of 2006, SOS had an investigator conduct surveillance of an HP Board member. These efforts included conducting surveillance of the Board member during his trip to Boulder, Colorado, where he was a keynote speaker at an event.  SOS also conducted surveillance of him, his spouse and potentially other family members who were at the Board member’s residence in California at the time.

•      In February 2006, SOS had an investigator conduct surveillance of a journalist and her residence.

•      We also believe that, in February 2006, third party investigators may have conducted a search of individuals’ trash.  However, at this time, we have been unable to identify the individuals targeted by these efforts.

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements regarding the findings or anticipated findings of pending investigations, any other statements of expectation or belief, and any statements of assumptions underlying any of the foregoing.  Risks, uncertainties and assumptions include assumptions relating to the anticipated findings of pending investigations and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended October. 31, 2005.  HP assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 27, 2006	By:	/s/ CHARLES N. CHARNAS
Name: Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary